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Exhibit 3.3

CERTIFICATE OF LIMITED PARTNERSHIP
OF
CROSSTEX ENERGY SERVICES, L.P.

        The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I.
The name of the limited partnership is Crosstex Energy Services, L.P.

II.
The address of the registered office of the Partnership in the State of Delaware 1209 Orange Street, Wilmington, Delaware 19801. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.
The name and mailing address of the general partner is as follows:

Name	Mailing Address
Crosstex Energy Services GP, LLC	2501 Cedar Springs Suite 600 Dallas, Texas 75201

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Crosstex Energy Services, L.P., as of October 31, 2002.

CROSSTEX ENERGY SERVICES GP, LLC, Its General Partner
By:	/s/ WILLIAM W. DAVIS
William W. Davis, Senior Vice President and Chief Financial Officer

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  Exhibit 3.3